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Exhibit (a)(1)(E)

        Offer To Purchase For Cash
All Outstanding Shares of Class A Common Stock
(including the associated preferred share purchase rights)
of
HAWK CORPORATION
at
$50.00 NET PER SHARE
Pursuant to the Offer to Purchase dated November 1, 2010
by
HC CORPORATION,
a Wholly Owned Subsidiary of
CARLISLE COMPANIES INCORPORATED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON TUESDAY, NOVEMBER 30, 2010, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

November 1, 2010

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated November 1, 2010 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer (which, as each may be amended and supplemented, together constitute the "Offer") by HC Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Carlisle Companies Incorporated, a Delaware corporation ("Parent"), to purchase all of the outstanding shares of Class A common stock, par value $0.01 per share (together with the associated preferred share purchase rights, the "Shares"), of Hawk Corporation, a Delaware corporation ("Hawk"), at a purchase price of $50.00 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

        The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 14, 2010 (as it may be amended from time to time, the "Merger Agreement"), among Parent, the Purchaser and Hawk. The Merger Agreement provides, among other things, for the making of the Offer and also provides that following the consummation of the Offer, and subject to certain conditions specified in this Offer to Purchase, the Purchaser will be merged with and into Hawk (the "Merger") with Hawk continuing as the surviving corporation and wholly owned by Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each Share outstanding immediately prior to the Effective Time (other than Shares held (i) in the treasury of Hawk or owned by the Purchaser, Parent or any wholly owned subsidiary of Parent or of Hawk immediately prior to the Effective Time which will be canceled and retired and will cease to exist without any conversion thereof and no payment or distribution will be made with respect thereto, or (ii) by stockholders who validly exercise their appraisal rights in connection with the Merger), will be canceled and converted into the right to receive an amount in cash per Share equal to the Offer Price, without interest, less applicable withholding taxes. The Merger Agreement is more fully described in the Offer to Purchase Section 12—"The Merger Agreement; Other Agreements."

        The board of directors of Hawk and a special committee thereof consisting solely of independent directors (the "Special Committee") have each unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable to, fair to and in the best interests of Hawk's stockholders. The Special Committee unanimously recommended that the board of directors of Hawk (i) approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and (ii) recommend to Hawk's stockholders that they accept the Offer, tender their shares of Hawk Class A common stock, and, if applicable, vote in favor of the Merger. The board of directors of Hawk, based upon, among other things, the recommendation of the Special Committee, unanimously (i) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and (ii) recommends that Hawk's stockholders accept the Offer, tender their shares of Hawk Class A common stock, and, if applicable, vote in favor of the Merger.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

        1.     The offer price for the Offer is $50.00 per Share, net to you in cash, without interest, less any applicable withholding taxes.

        2.     The Offer is being made for all outstanding Shares.

        3.     The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on Tuesday, November 30, 2010, unless the Offer is extended or earlier terminated.

        4.     The Offer is conditioned upon, among other things, the Merger Agreement not being terminated in accordance with its terms and (i) there having been validly tendered and not withdrawn that number of Shares that, together with any other Shares then owned by Parent or the Purchaser, would represent at least a majority of the issued and outstanding Shares on a fully diluted basis, (ii) Hawk having redeemed all of Hawk's Series D Preferred Stock in accordance with Section 8 of Hawk's Certificate of Designation of the Series D Preferred Stock and there being no outstanding shares of the Series D Preferred Stock, (iii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer having expired or been terminated, and (iv) any approval or consent of any federal, state, local or foreign governmental or regulatory authority that is necessary for the transactions contemplated by the Merger Agreement to be consummated in accordance with the terms of the Merger Agreement, or any relevant material statutory, regulatory or other governmental waiting periods, whether domestic, foreign or supranational, having been obtained or being in full force and effect or having expired, as applicable. The Offer also is subject to other conditions as described in the Offer to Purchase Section 15—"Certain Conditions of the Offer." There is no financing condition to the Offer.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Class A Common Stock
(including the associated preferred share purchase rights)
of
HAWK CORPORATION
at
$50.00 NET PER SHARE
Pursuant to the Offer to Purchase dated November 1, 2010
by
HC CORPORATION,
a Wholly Owned Subsidiary of
CARLISLE COMPANIES INCORPORATED

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 1, 2010, and the related Letter of Transmittal in connection with the offer (which, together and as each may be amended or supplemented, constitute the "Offer") by HC Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Carlisle Companies Incorporated, a Delaware corporation ("Parent"), to purchase all of the outstanding shares of Class A common stock, par value $0.01 per share (together with the associated preferred share purchase rights, the "Shares"), of Hawk Corporation, a Delaware corporation ("Hawk"), at a purchase price of $50.00 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended.

Number of Shares to be Tendered:	SIGN HERE
Shares*	Signature(s)
Dated , 2010	Name(s)
Account Number:	Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.

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  Exhibit (a)(1)(E)